MANNING ELLIOTT CHARTERED ACCOUNTANTS	11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7 Phone: 604. 714. 3600 Fax 604. 714. 3669 Web: manningelliott.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report of Rodinia Minerals Inc. on Form 20-F of our report dated April 11, 2006 on our audit of the consolidated financial statements for the year ended December 31, 2005 which report is included in the Form 20-F.

MANNING ELLIOTT

CHARTERED ACCOUNTANTS
Vancouver, British Columbia
July 28, 2006